                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant |X|

Filed by a party other than the registrant

Check the appropriate box:

     |_|  Preliminary proxy statement
     |X|  Definitive proxy statement
     |_|  Definitive additional materials
     |_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            INTERACTIVE NETWORK, INC.
                (Name of Registrant as Specified in Its Charter)

                            INTERACTIVE NETWORK, INC.
                   (Name of Person(s) Filing Proxy Statement)



Payment of filing fee (Check the appropriate box):

     |X|  No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(2) and 0-11.

     (1)      Title of each class of securities to which transaction applies:

     (2)      Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)      Proposed maximum aggregate value of transaction:

     (5)      Total Fee paid:

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the filing by registration statement number, or the form or schedule and the date of its filing.

     The aggregate market value of the voting stock held by non-affiliates (non-officers, directors and 10% shareholders and excluding the shares held by a certain voting trust of the Registrant), based on the closing price of the common stock on March 29, 2000, as reported on the OTC Bulletin Board for the last trading day prior to that date, was approximately $116.9 million. Shares of common stock held by each executive officer and director and holder of 5% or more of the outstanding common stock have been excluded from this computation in that such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes. As of March 29, 2000, the Registrant had outstanding 39,368,364 shares of common stock.

                                  June 5, 2000

To Our Shareholders:

         On May 26, 2000 an "Interactive Network Independent Shareholders Committee" filed a preliminary proxy statement with the Securities and Exchange Commission, indicating that it intended to start a proxy fight to take control of our Company's Board of Directors by increasing the size of our Board from five to nine directors and electing five new directors to our Board.

         One of the Independent Shareholders Committee's nominees, Robert H. Hesse, is currently on the Company's Advisory Board of Consultants, but your Board and Management do not believe Mr. Hesse or any other of the Committee's nominees should be added to our Board of Directors, or take control of the Company, or that our By-laws need to be amended. Your Board and Management is actively seeking to diversify board membership and obtain additional funding through strategic corporate investors who can assist management in forming alliances and partnerships in the iTV industry. If the Independent Shareholders Committee is successful in electing their five nominees to the Board, management may be prevented from executing its strategy of adding strategic corporate directors to the Board. WE THEREFORE URGE THAT YOU SIGN AND RETURN TO THE COMPANY THE ENCLOSED WHITE PROXY CARD, TO RE-ELECT THE EXISTING BOARD OF DIRECTORS, BRUCE W. BAUER, JOHN J. BOHRER, WILLIAM H. GREEN AND WILLIAM L. GROENEVELD, AND THAT YOU NOT SIGN OR RETURN THE BLUE PROXY CARD THAT MAY BE SENT TO YOU BY THE INDEPENDENT SHAREHOLDERS COMMITTEE. THE EXECUTION OF THE WHITE PROXY CARD ALSO WILL GIVE THE MANAGEMENT'S PROXY HOLDERS THE AUTHORITY TO VOTE AGAINST THE BY-LAWS PROPOSAL SUBMITTED BY THE INDEPENDENT SHAREHOLDERS COMMITTEE AND WILL REVOKE ANY EARLIER PROXY YOU MAY HAVE GIVEN TO THE INDEPENDENT SHAREHOLDERS COMMITTEE.

         The Independent Shareholders Committee has indicated in its Preliminary Proxy Statement that it intends to give notice of its intention to vote shares cumulatively. Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder may select, up to the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes are proposed to be cast has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Meeting prior to the voting of the intention to cumulate the shareholder's votes. The execution of the Company's WHITE proxy card will give the Management's proxy holders the authority to cumulate votes in the manner described below should any shareholder give notice of his/her intention to vote shares cumulatively at the Meeting.

         Management is soliciting discretionary authority to cumulate votes in relation to the election of directors. Whether or not the Independent Shareholders Committee's proposal to amend the By-laws is approved, in the event that additional persons are nominated for election as directors by either the Independent Shareholders Committee or by other shareholders, Management's proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the current directors as possible, and, in addition, one or more nominees of shareholders (other than nominees of the Independent Shareholders Committee) and in such event, the specific nominees to be voted for will be determined by Management's proxy holders in their sole discretion. Should such shareholders decide to propose candidates for directors sufficiently prior to the annual meeting so that the Company is able to notify its shareholders of such proposed candidates, it will do so by mailing supplementary proxy materials to its shareholders and post the information on its website. Should a shareholder give instruction on the proxy card to withhold his/her votes with respect to one or more of the Company's nominees, such shareholder's vote(s) will be cumulated among the remaining Company's nominee(s) and also for nominees of other shareholders that the Management's proxy holders choose to vote for at their discretion.

         There is presently one vacancy on the Board, and if candidates are nominated in addition to the current four directors, and the By-laws are not amended to increase the size of the Board, the five candidates receiving the highest number of affirmative votes of the shares voting at the Meeting will be elected directors of the Company. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such time as his successor has been duly elected and qualified.

         As described in detail in the Company's accompanying proxy statement and annual report to shareholders, your Company has made major accomplishments during the past year. Don't allow a dissident group to disrupt this progress and the strategic plans for its future. VOTE THE WHITE PROXY CARD!

         For more information on Interactive Network, please visit our web page at www.InteractiveNetwork.net.



                                             Sincerely,

                                             /s/ Bruce W. Bauer

                                             Bruce W. Bauer

June 5, 2000



TO THE SHAREHOLDERS OF
INTERACTIVE NETWORK, INC.:


         You are cordially invited to attend the annual meeting of the shareholders of Interactive Network, Inc. on June 30, 2000, at 10:00 a.m., local time, which will be held at the San Mateo Marriott, 1770 South Amphlett Boulevard, San Mateo, California 94402.


         At the annual meeting, you will consider and vote upon a proposal to approve the grant to TWIN Entertainment Inc., a Delaware corporation, of an exclusive license to use certain of our intellectual property for developing, marketing and providing digital and analog interactive services, products and technology in specified territories pursuant to the terms and conditions of a joint venture license agreement we entered into with TWIN Entertainment and Two Way TV Ltd., a corporation organized under the laws of England and Wales, on January 31, 2000.


         A copy of the joint venture license agreement is attached as Attachment A to the proxy statement.


         In addition, you will consider and vote upon proposals to (1) increase the number of shares of our common stock authorized for issuance under our 1999 stock option plan from 3,650,000 shares to 5,000,000 shares, (2) re-elect our four directors, and (3) ratify the appointment of Marc Lumer & Company as our independent accountants for the fiscal year ending December 31, 2000, each as more fully described in the attached proxy statement.

         AFTER CAREFUL CONSIDERATION, OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE EXCLUSIVE LICENSE GRANT PURSUANT TO THE TERMS AND CONDITIONS OF THE JOINT VENTURE LICENSE AGREEMENT AND DETERMINED THAT IT IS FAIR AND IN OUR BEST INTERESTS AND THE BEST INTERESTS OF OUR SHAREHOLDERS. FURTHER, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE (1) APPROVAL OF THE EXCLUSIVE LICENSE GRANT PURSUANT TO THE JOINT VENTURE LICENSE AGREEMENT, (2) increase the number of AUTHORIZED shares under OUR 1999 Stock Option Plan, (3) election of the listed directors and (4) ratification of the appointed accountants.

         You do not need to attend the annual meeting. Whether or not you attend, after reading the proxy statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope. If you decide to attend the annual meeting, please notify our company secretary at the meeting if you wish to vote in person and your proxy will not be voted.


         YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" ON PAGE 12 OF THE ENCLOSED PROXY STATEMENT BEFORE VOTING. WE URGE YOU TO CAREFULLY REVIEW ALL THE INFORMATION IN THE PROXY STATEMENT AND THE EXHIBITS.


         A copy of our 1999 annual report has been mailed concurrently with this proxy statement to all shareholders entitled to notice of and to vote at the annual meeting.

                                       Sincerely yours,


                                       /s/ Bruce W. Bauer

                                       Bruce W. Bauer
                                       CHAIRMAN OF THE BOARD, PRESIDENT AND
                                       CHIEF EXECUTIVE OFFICER

                            INTERACTIVE NETWORK, INC.
                              1161 Old County Road
                            Belmont, California 94002

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 30, 2000

================================================================================

         The annual meeting of the shareholders of Interactive Network, Inc. will be held at San Mateo Marriott, 1770 South Amphlett Boulevard, San Mateo, California 94402, on June 30, 2000, at 10:00 a.m., local time, to:

         1. Approve the grant to TWIN Entertainment Inc., a Delaware corporation, of an exclusive license to use our intellectual property for developing, marketing and providing digital and analog interactive services, products and technology in specified territories pursuant to the terms and conditions of a joint venture license agreement we entered into with TWIN Entertainment and Two Way TV Ltd., a corporation organized under the laws of England and Wales, on January 31, 2000;

         2. Approve an amendment to our 1999 stock option plan increasing the number of shares of our common stock authorized for issuance under the plan from 3,650,000 shares to 5,000,000 shares;

         3. Re-elect our four directors to serve until the 2001 annual meeting of shareholders or until their successors are elected and qualified;

         4. Ratify the appointment of Marc Lumer & Company as our independent accountants for the fiscal year ending December 31, 2000; and

         5. Transact any other business which may properly come before the annual meeting and any adjournments or postponements thereof.

         Each of the foregoing items of business are more fully described in the proxy statement that accompanies this notice.

         Only shareholders of record at the close of business on May 19, 2000 will be entitled to notice of, and to vote at, the annual meeting and at any continuation or adjournment thereof.

         All shareholders are cordially invited to attend the annual meeting. In any event, to ensure your representation at the annual meeting, please carefully read the accompanying proxy statement which describes the matters to be voted on at the annual meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered under different names and addresses, each proxy should be returned to ensure that all your shares will be voted. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. The prompt return of your proxy card will assist us in preparing for the annual meeting.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Bruce W. Bauer


                                    Bruce W. Bauer
                                    CHAIRMAN OF THE BOARD, PRESIDENT AND
                                    CHIEF EXECUTIVE OFFICER
Belmont, California
June 5, 2000


--------------------------------------------------------------------------------
IMPORTANT: EVERY SHAREHOLDER, WHETHER NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING REPLY ENVELOPE.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                  FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                            INTERACTIVE NETWORK, INC.


         This proxy statement is furnished in connection with the solicitation by the board of directors of Interactive Network, Inc., a California corporation, of proxies for an annual meeting of the shareholders to be held at 10:00 a.m., local time, on June 30, 2000, and any adjournment or postponement thereof. The annual meeting will be held at San Mateo Marriott, 1770 South Amphlett Boulevard, San Mateo, California 94402. Our principal executive offices are located at 1161 Old County Road, Belmont, California 94002. Our telephone number at that address is (650) 508-8793.

         These proxy solicitation materials will be first mailed on or about June 9, 2000 to all of our shareholders entitled to vote at the annual meeting.

PURPOSE OF THE ANNUAL MEETING

         At our annual meeting, holders of our common stock will consider and vote upon proposals to:

         1. Approve the grant to TWIN Entertainment Inc., a Delaware corporation, of an exclusive license to use our intellectual property for developing, marketing and providing digital and analog interactive services, products and technology in specified territories pursuant to the terms and conditions of a joint venture license agreement we entered into with TWIN Entertainment and Two Way TV Ltd., a corporation organized under the laws of England and Wales, on January 31, 2000;

         2. Approve an amendment to our 1999 stock option plan increasing the number of shares of our common stock authorized for issuance under the plan from 3,650,000 shares to 5,000,000 shares;

         3. Re-elect our four directors to serve until the 2001 annual meeting of shareholders or until their successors are elected and qualified; and

         4. Ratify the appointment of Marc Lumer & Company as our independent accountants for the fiscal year ending December 31, 2000.


         For a description of the terms of the exclusive license grant proposal, see "Proposal 1 -- Approval of the Exclusive License Grant Pursuant to the Joint Venture License Agreement" on page 3. For a description of the amendment to our 1999 stock option plan, see "Proposal 2 -- Approval of an Amendment to the 1999 Stock Option" on page 16. For a description of the directors for election, see "Proposal 3 -- Election of Directors" on page 21. For a description of the appointment of our independent accountants, see "Proposal 4 -- Ratification of Independent Public Accountants" on page 29. Our shareholders also will consider and vote on any other matter that may properly come before the annual meeting.


RECORD DATE

         Shareholders of record at the close of business on May 19, 2000 will be entitled to notice of, and to vote at, the annual meeting and any continuations or adjournments thereof.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is exercised by: (1) sending written notice of revocation to our company secretary; (2) executing and delivering a proxy bearing a later date; or (3) attending the annual meeting and voting in person.

VOTING RIGHTS OF SHAREHOLDERS


         As of the close of business on May 19, 2000, we had 39,427,605 shares of our common stock outstanding and entitled to vote at the annual meeting, held by 647 shareholders of record. The presence at the annual meeting of a majority of these shares of our common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by the inspector(s) of election appointed for the annual meeting and the inspector(s) will determine whether or not a quorum is present. Each outstanding share of our common stock on May 19, 2000 is entitled to one vote on all matters to come before the annual meeting.


         If any shareholder is unable to attend the annual meeting, the shareholder may vote by proxy. The enclosed proxy is solicited by our board of directors, and, when the proxy card is returned properly completed, it will be voted as directed by the shareholder on the proxy card. Shareholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of our common stock represented by the proxy will be voted FOR Proposals 1, 2, 3 and 4 and will be voted in the proxyholders' discretion as to other matters that may properly come before the annual meeting.

         Each of the proposals requires the affirmative vote of the holders of a majority of the shares of our common stock voting by proxy or in person at the annual meeting, except for the following: (1) the approval of the exclusive license grant requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote; and (2) our directors shall be elected by a plurality of the votes cast.

         Abstentions are included in the determination of the number of shares of our common stock present and voting for quorum purposes but will not be counted for purposes of calculating the vote with respect to such matters. If a broker returns a "non-vote" proxy as to any matter, including a lack of authority to vote on such matter, then the "broker non-vote" proxy will not be considered as present or voting with respect to such matter.


         As of May 19, 2000, our directors and executive officers and their affiliates were beneficial owners of an aggregate of 2,548,225 shares of our common stock (exclusive of any shares issuable upon the exercise of stock options remaining unexercised as of that date), or approximately 6.40% of the 39,427,605 shares of our common stock that were issued and outstanding as of that date. See "Security Ownership of Certain Beneficial Owners and Management" on page 26 of this proxy statement.


COST OF SOLICITATION

         We will bear the entire cost of solicitation by management, including the preparation, assembly, printing and mailing of the proxy solicitation materials. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our common stock for their expenses in forwarding proxy solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, email or facsimile. Except as described above, we do not intend to solicit proxies other than by mail.

         OUR ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, HAS BEEN MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL SHAREHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. THE ANNUAL REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT CONSIDERED PROXY SOLICITING MATERIAL.

                                   PROPOSAL 1

               APPROVAL OF THE EXCLUSIVE LICENSE GRANT PURSUANT TO
                       THE JOINT VENTURE LICENSE AGREEMENT


         THIS SECTION OF THE PROXY STATEMENT DESCRIBES ASPECTS OF THE PROPOSED EXCLUSIVE LICENSE GRANT. THE DESCRIPTION OF THE JOINT VENTURE LICENSE AGREEMENT SET FORTH BELOW IS ONLY A SUMMARY OF THE KEY TERMS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE JOINT VENTURE LICENSE AGREEMENT. A COPY OF THE JOINT VENTURE LICENSE AGREEMENT IS ATTACHED AS ATTACHMENT A TO THIS PROXY STATEMENT AND IS INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. YOU ARE URGED TO READ THE ENTIRE AGREEMENT CAREFULLY.


GENERAL

         We are currently engaged primarily in the business of developing and licensing intellectual property for interactive television systems and other telecommunications applications. Since the approval of our plan of reorganization by the U.S. Bankruptcy Court and the consummation of a settlement agreement with various creditors in April 1999, we have concentrated primarily on the further development and exploitation of our patent portfolio through potential licenses, joint ventures and other methods that will not involve substantial capital requirements or large overhead expenses.

         Two Way TV Ltd. is a company organized under the laws of England and Wales and is an affiliate of Cable & Wireless Communications PLC, which has a 50.1% stake in Two Way. Two Way is a leading company in the development and deployment of interactive television services in Europe and is currently offering interactive television services to approximately 100,000 subscribers of Cable & Wireless' digital cable television services, and has agreements in place to extend its services to other operators of digital television networks in the United Kingdom. To enable delivery of these services, Two Way has developed an extensive technology infrastructure which is also the subject of various current patent filings. This infrastructure can be targeted to deliver services over a wide range of digital television software systems. Two Way has also developed an extensive library of games and other applications that are delivered using Two Way's technology infrastructure. These games are currently the most popular elements of Cable and Wireless' digital interactive services.

         In April 2000, Two Way entered into an agreement with Liberate Technologies pursuant to which Liberate was licensed, on a non-exclusive basis, the right to incorporate certain elements of Two Way's interactive technologies into its platform for the purpose of enabling its platform to offer Two Way's interactive entertainment services. This agreement also includes joint marketing commitments. In the event that our license grant to TWIN Entertainment becomes exclusive, in which case Two Way's license grant will also become exclusive, the benefit of this agreement may be transferred to TWIN Entertainment in the United States and Canada. Otherwise, Two Way will continue to support this agreement and derive resulting benefits independently.

         On December 6, 1999, we entered into a joint venture and stock purchase agreement with Two Way which resulted in the formation of TWIN Entertainment Inc., a new company 50-50 jointly owned and co-managed by us and Two Way. TWIN Entertainment will develop interactive products, services and technology for distribution initially in the United States and Canada and, additionally, in other mutually agreed upon areas (collectively, the "Territory"). On January 31, 2000, we further entered into a joint venture license agreement with Two Way and TWIN Entertainment setting forth which of our and Two Way's existing intellectual property will be initially licensed to TWIN Entertainment. Pursuant to the joint venture license agreement, we granted TWIN Entertainment a non-exclusive, royalty-free, non-transferable license for all of our existing patents specifically disclosed and existing as of the date of the joint venture and stock purchase agreement, as well as any potential patents based on those patents (the "IN Patents") in the Territory. Similarly, Two Way granted TWIN Entertainment a non-exclusive, royalty-free, non-transferable license in the Territory for all patents, trade secrets, copyrights and certain other intellectual property and proprietary rights now existing or developed after or coming into existence during the term of the joint venture license agreement ("TW's Proprietary Rights"). Additionally, Two Way granted TWIN Entertainment a similar license for certain of its trademarks, service marks, trade names and logos. TWIN Entertainment may, among other things, develop, market and supply products and services embodying the IN Patents and TW's Proprietary Rights in the Territory.

         In the joint venture and stock purchase agreement, we also agreed to seek the requisite approval from our shareholders to convert our license grant to TWIN Entertainment in the Territory from nonexclusive to exclusive, at which time, Two Way's license grant to TWIN Entertainment will also become exclusive.

         We believe that the IN Patents constitute a substantial portion of our assets. Accordingly, we feel that it is important for our shareholders to approve the exclusive license grant of the IN Patents to TWIN Entertainment in the Territory. Further, shareholders' approval for the exclusivity of the license grant may be required under California law if such license grant is perceived as an exchange of substantially all of our assets. Upon the affirmative vote by holders of a majority of the outstanding shares of our common stock entitled to vote, our license grant for the IN Patents and Two Way's license grant for TW's Proprietary Rights to TWIN Entertainment in the Territory will become exclusive.

BOARD OF DIRECTORS' RECOMMENDATION

         Our board of directors has unanimously determined that the terms and conditions of the joint venture license agreement are fair and in our best interests and in the best interests of our shareholders, and has approved the exclusive license grant of IN Patents to TWIN Entertainment in the Territory. Our board of directors unanimously recommends that our shareholders vote "FOR" approval of the exclusive license grant.

BOARD OF DIRECTORS' REASONS FOR RECOMMENDING THE EXCLUSIVE LICENSE GRANT

         The decision of our board of directors to approve the exclusive license grant of the IN Patents to TWIN Entertainment in the Territory is based on an analysis of our current and future business prospects, as well as pursuant to discussions with our advisory panel of consultants.

         Our board of directors' decision is based primarily on the following factors:

         o Our patents, primarily related to the interactive television market and other interactive technology, expire between 2004 and 2015;

         o There is a large potential market for interactive communications and applications in the fields of entertainment, advertising, games and gambling through Internet and television delivery;

         o Because of the approaching date of expiration of some of our patents, coupled with the current high degree of interest in interactive communications and applications, we have an opportunity to capitalize on our patent portfolio, and we believe the most expeditious manner to do so would be to provide TWIN Entertainment with the anticipated exclusive access to our and Two Way's intellectual property;

         o Our cash resources are limited due to our involvement in various bankruptcy proceedings, as well as other litigation and settlement proceedings with our creditors. As a result, we must effectively exploit our patent portfolio without incurring large operating or overhead expenses;

         o Licensing our intellectual property allows us to retain ownership of our patent portfolio, while simultaneously delivering shareholder value by capitalizing on this valuable asset;

         o Two Way is a suitable strategic partner because of our existing relationship and the similar line of business it is engaged in;

         o We believe Two Way can leverage its operating experience to help enable TWIN Entertainment to more rapidly exploit IN's Patents. If our license grant remains non-exclusive, this expertise will also be available to our potential competitors and potential competitors of TWIN Entertainment;

         o We believe the incorporation of IN's Patents into Two Way's technology platform could accelerate the realization of value for our shareholders. If our license grant remains non-exclusive, Two Way's license grant will also remain non-exclusive and its technology platform will be available for license to our potential competitors and potential competitors of TWIN Entertainment;

         o If our license grant remains non-exclusive, Two Way's popular interactive games will be available for license to our potential competitors and potential competitors of TWIN Entertainment;

         o If our license grant becomes exclusive, Two Way's license grant also will become exclusive, in which case, TWIN Entertainment may enjoy any benefits derived from the agreement that Two Way has in place with Liberate Technologies. If our license grant remains non-exclusive, this agreement could accelerate the ability of Liberate, or its customers, to compete with us or TWIN Entertainment;

         o Our cooperation with Two Way to co-manage TWIN Entertainment will significantly enhance our ability to capitalize on our patent portfolio without incurring operating and overhead costs and allow us to secure the necessary cash reserve to prepare and file additional patent applications to safeguard our intellectual property; and

         o The anticipated exclusivity of our and Two Way's license grants to TWIN Entertainment diminishes its burden of competing with us or Two Way or with any third party using our or Two Way's intellectual property, and thus allowing it to have greater opportunities and resources to advance in the interactive television market.

         The terms of the joint venture license agreement, including the provision contemplating the exclusive license grant of the IN Patents to TWIN Entertainment in the Territory, are the result of our arm's length negotiations with Two Way.

         Our board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the exclusive license grant of the IN Patents to TWIN Entertainment in the Territory, including the following:

         o The fact that our U.S. and Canadian patent portfolio is our most valuable asset and the exclusive license grant of such patents to TWIN Entertainment will be royalty-free and perpetual (subject to certain termination rights);

         o TWIN Entertainment has no operating history and thus we cannot assure you that it will successfully develop, market and sell products and services embodying the combined intellectual property licensed from us and Two Way or that it will ever earn a profit on such activities;

         o We will be significantly dependent on TWIN Entertainment, a third party (although a 50% affiliate), to generate revenues that capitalize upon the patents we are licensing in the Territory; and

         o We cannot assure you that the combined transfer of our and Two Way's intellectual property to TWIN Entertainment will produce the intended benefits.

         As a result of the foregoing considerations, our board of directors has determined that the potential advantages of the exclusive license grant outweigh the associated potential risks. Our board of directors believes that TWIN Entertainment will have better capital resources to develop, market and sell products and services embodying our patent portfolio than if we were to internally develop, market and sell our own products and services in the Territory. Our board of directors further believes that the exclusive licensing arrangement is more cost-effective and has better revenue-generating potential because such an arrangement diminishes TWIN Entertainment's burden of competing with us or Two Way or with any third party using our or Two Way's intellectual property. However, the foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive; rather it is a summary of the material factors that our board of directors considered in making its recommendation. Our board of directors considered these factors in light of its knowledge of our business, the interactive communications industry in general and information provided by our management and advisory panel of consultants. In view of the variety of factors considered in connection with its evaluation of the proposed exclusive license grant, our board of directors did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination.

REQUIRED VOTE

         Upon the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote, our license grant for the IN Patents will become exclusive, at which time Two Way's license grant also will become exclusive. Shareholders abstaining from voting on this proposal will be counted for purposes of determining a quorum, but will not be counted for purposes of calculating the vote with respect to this proposal. If a broker returns a "non-vote" proxy as to this proposal, including a lack of authority to vote on this proposal, then the "broker non-vote" proxy will not be considered as present or voting with respect to this proposal.

RECOMMENDATION OF THE BOARD

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE EXCLUSIVE LICENSE GRANT OF THE IN PATENTS TO TWIN ENTERTAINMENT IN THE TERRITORY.

BACKGROUND TO THE JOINT VENTURE LICENSE AGREEMENT

         As disclosed in our 1998 annual report to shareholders, in connection with the reassessment of our business strategy, we concluded that it is in our best interests and the best interests of our shareholders to reaffirm and further develop our relationship with Two Way. We entered into a know-how license agreement with Two Way originally in 1992 whereby we granted Two Way an exclusive license covering our know-how related to our interactive systems and other telecommunications applications for Two Way's use in the United Kingdom and certain other European countries. This exclusive license grant was terminated in January 2000 in connection with our entering into the joint venture with Two Way, pursuant to which we entered into a termination and license agreement with Two Way for this intellectual property and related patents.

         In connection with the termination and license agreement, on December 6, 1999, we entered into a joint venture and stock purchase agreement with Two Way under which we established TWIN Entertainment, a 50-50 jointly owned and co-managed Delaware corporation, to develop, market and provide digital and analog interactive products, services and technology in the Territory embodying our and Two Way's intellectual property. In connection therewith, we agreed and Two Way also agreed to purchase 2,500,000 shares of TWIN Entertainment's common stock at a purchase price of $500,000 or $0.20 per share. Further, we agreed to immediately cease all discussion or negotiation with any person or group relating to any acquisition of our company, substantial sale of our assets or any other action that would inhibit the exclusivity of our and Two Way's license grants to TWIN Entertainment as contemplated by the joint venture license agreement. In the event that we fail to abide by this obligation, we will pay Two Way a fee of $150,000 plus reasonable out-of-pocket expenses incurred by Two Way in connection with the transactions contemplated by the joint venture and stock purchase agreement.

         In exchange for the equity investment in TWIN Entertainment, we and Two Way were granted certain governance and other rights pursuant to various related agreements we entered into with TWIN Entertainment and Two Way. These rights include (1) written notice upon and restrictions on the sale and transfer of any shares of TWIN Entertainment's common stock; (2) in the event either of us wishes to sell our interest in TWIN Entertainment, first TWIN Entertainment and then the other party has the right to purchase the shares and the right to participate in the sale or transfer the shares pursuant to the same terms and conditions; (3) right to elect a certain number of directors based on our and Two Way's ownership percentage of TWIN Entertainment's common stock; (4) our and Two Way's right to approve certain of TWIN Entertainment's major actions; (5) specified procedures upon the occurrence of a deadlock on any matter properly before TWIN Entertainment's board of directors; (6) subject to certain restrictions, the right of each of Interactive Network and Two Way to demand TWIN Entertainment to register the TWIN Entertainment common stock under the Securities Act of 1933, as amended, and the right for our and Two Way's stock to be included among the securities to be registered in any other public offering TWIN Entertainment may engage in; and (7) access to certain of TWIN Entertainment's financial information.

         We and Two Way have also agreed that Two Way, subject to certain limitations, shall make the day-to-day operating decisions for TWIN Entertainment. In April 2000, TWIN Entertainment hired Robert J. Regan, an experienced executive in the interactive television industry, to serve as president and chief executive officer. He comes from GTE mainStreet Interactive Television, a division of GTE, where he was senior vice president of programming.

         We believe that TWIN Entertainment will have better resources to develop, market and provide digital and analog interactive products, services and technology in the Territory with access to both our and Two Way's intellectual property. As a result, we entered into the joint venture license agreement setting forth which of our and Two Way's existing intellectual property will be initially licensed to TWIN Entertainment. Further, we believe that the exclusive licensing arrangement is more cost-effective and has better revenue-generating potential because such an arrangement diminishes TWIN Entertainment's burden of competing with us or Two Way or with any third party using our or Two Way's intellectual property.

SUMMARY OF THE JOINT VENTURE LICENSE AGREEMENT

         The joint venture license agreement contains a grant by the licensors, comprised of us and Two Way, to TWIN Entertainment of a license to use certain of our and Two Way's intellectual property for its development, marketing and provision of digital and analog interactive products, services and technology in the Territory. In return, TWIN Entertainment agreed to grant each licensor a right of first refusal to license for use, outside the Territory, certain intellectual property that TWIN Entertainment may develop in the future. Two Way further agreed to supply TWIN Entertainment with certain technical training, maintenance and support services.

THE LICENSE GRANTS

         OUR LICENSE GRANT TO TWIN ENTERTAINMENT. We granted TWIN Entertainment a non-exclusive, royalty-free, perpetual (subject to certain termination rights), non-transferable license to all of the IN Patents, for the life of such patents, in the Territory to, among other things, develop, market and sell products, services and technology embodying the IN Patents.

         TWO WAY'S LICENSE GRANT TO TWIN ENTERTAINMENT. Two Way granted TWIN Entertainment a non-exclusive, royalty-free, perpetual (subject to certain termination rights), non-transferable license to TW's Proprietary Rights in the Territory and to, among other things, develop, use, modify and sell products, services and technology embodying TW's Proprietary Rights in the Territory. Further, Two Way agreed to grant TWIN Entertainment a non-exclusive, non-transferable, royalty-free license for certain of its trademarks, service marks, trade names and logos.

         RESERVED INTELLECTUAL PROPERTY RIGHTS. Other than the license rights granted under the joint venture license agreement, each licensor retains ownership of its respective intellectual property. Similarly, TWIN Entertainment retains ownership of any intellectual property it develops in the future, irrespective of whether such intellectual property is subsequently licensed to one of the licensors.

TERMS AND CONDITIONS UPON THE EXCLUSIVITY OF THE LICENSE GRANTS

         OUR LICENSE GRANT TO TWIN ENTERTAINMENT. Our non-exclusive license grant of the IN Patents to TWIN Entertainment in the Territory becomes exclusive upon our shareholders' approval of this arrangement. Upon approval of exclusivity by our shareholders, TWIN Entertainment may sublicense, on a non-exclusive basis, the rights granted by our license in the Territory, subject to our prior written approval (not to be unreasonably withheld) and TWIN Entertainment's notification to Two Way and us of the sublicensee's identity. The right to sublicense terminates automatically if our license grant reverts to non-exclusive for any reason.

         TWO WAY'S LICENSE GRANT TO TWIN ENTERTAINMENT. Upon our license grant becoming exclusive, Two Way's non-exclusive license grant of TW's Proprietary Rights in the Territory becomes exclusive. Upon Two Way's license grant becoming exclusive, TWIN Entertainment may sublicense, on a non-exclusive basis, the rights granted by Two Way's license in the Territory, subject to Two Way's prior written approval (not to be unreasonably withheld), and TWIN Entertainment's notification to Two Way and us of the sublicensee's identity. The right to sublicense terminates automatically if our license grant to TWIN Entertainment reverts to non-exclusive. Further, upon our license grant becoming exclusive, Two Way will exclusively license certain of its trademarks, service marks, trade names and logos to TWIN Entertainment for use in the Territory for products and services incorporating the TW's Proprietary Rights.

         NON-COMPETITION OBLIGATIONS. Upon our shareholders' approval of the exclusivity of our license grant, we are and Two Way is prohibited from competing, directly or indirectly, with TWIN Entertainment in the Territory for so long as each of our license grants remains exclusive and has not been transferred or assigned by TWIN Entertainment to a third party. Notwithstanding our foregoing non-competition obligations, we have the right to create, develop or engage in business activities within or outside the scope of TWIN Entertainment's business, provided that such business activities do not directly compete with TWIN Entertainment's then-current primary business activities. Prior to our shareholders' approval of the exclusivity of our license grant, we agree that Two Way also agrees not to compete directly with TWIN Entertainment so long as the license grants remain in effect and have not been transferred or assigned by TWIN Entertainment to any third party, provided we have and Two Way has the right to grant sublicenses of our respective technology and proprietary rights to unaffiliated persons in the Territory.

         ENFORCEMENT OF RIGHTS IN THE TERRITORY. Upon our license grant becoming exclusive, TWIN Entertainment will become solely responsible for policing, protecting and enforcing our and Two Way's respective intellectual property exclusively licensed to it in the Territory. If TWIN Entertainment fails to adequately fulfill this obligation, the infringed licensor may take whatever action it deems appropriate. If the infringed licensor exercises its right of action, it will bear all associated expenses and receive all resulting benefits.

TWIN ENTERTAINMENT'S OBLIGATIONS

         Pursuant to the joint venture license agreement, TWIN Entertainment is obligated to fulfill certain performance criteria, including (1) execution of a definitive agreement with a multiple system operator or other distributor whereby such entity will offer TWIN Entertainment's interactive television service to an excess of 1 million subscribers by September 1, 2000; (2) execution of definitive agreements(s) whereby TWIN Entertainment receives funding of at least $10 million by January 1, 2001; and (3) commercial launch by TWIN Entertainment of an interactive service by April 1, 2001. In the event that TWIN Entertainment fails to meet any of these performance criteria, each licensor has the option, exercisable upon written notice to TWIN Entertainment and the other licensor within a specified period, to convert its license grant from exclusive to non-exclusive and/or terminate its non-competition obligations. However, if one licensor unreasonably prevents TWIN Entertainment from meeting any of its performance criteria, such licensor will not have the right to convert its license grant from exclusive to non-exclusive basis or terminate its non-competition obligations. In the event of such a "prevention," the other licensor will have the option, exercisable upon written notice to TWIN Entertainment and the "preventing" party within a specified period, to convert such other licensor's license grant from exclusive to non-exclusive basis, provided the "preventing" party does not cure the breach within 30 days of receipt of notice. Any such license conversion or termination of non-competition obligations by the "non-preventing" party will not modify, terminate or otherwise affect the exclusivity of the license grant by or the non-competition obligations of the "preventing" party.

OUR AND TWO WAY'S OBLIGATIONS

         TWO WAY'S SUPPORT AND TRAINING SERVICES. Subject to certain limitations, Two Way is obligated to provide TWIN Entertainment with initial as well as on-going technical training and support services in connection with TW's Proprietary Rights. TWIN Entertainment agrees to pay Two Way support fees (and reimbursements for certain initial transition services) in the amount of four percent of TWIN Entertainment's gross revenues received prior to the fifth anniversary of the date of the joint venture license agreement, and three percent of TWIN Entertainment's gross revenues received any time afterwards. Subject to our prior written approval, TWIN Entertainment may elect to terminate Two Way's technical training and support services. Upon termination, TWIN Entertainment will cease to have payment obligations to Two Way, and Two Way will have no further technical training and support, delivery and non-competition obligations to TWIN Entertainment, and Two Way's license grant to TWIN Entertainment becomes non-exclusive.

         DELIVERY OBLIGATIONS. Subject to the terms of the joint venture license agreement, Two Way must deliver its current technology and proprietary rights in tangible form to TWIN Entertainment. Further, subject to the terms of the joint venture license agreement, Two Way must, on an on-going basis, deliver all new Two Way technology and proprietary rights that are related to TWIN Entertainment's business to TWIN Entertainment. We must deliver to TWIN Entertainment a copy of each IN Patent and related documents in existence as of the date of the joint venture license agreement.

RIGHT OF FIRST REFUSAL

         RESERVATION OF RIGHTS. We have no obligation to license any of our respective technology or proprietary rights developed after the date of the joint venture license agreement to TWIN Entertainment. Two Way has no obligation to license any of its technology or proprietary rights independently developed by it after the date of the joint venture license agreement or coming into existence after the date of the joint venture license agreement to TWIN Entertainment, provided such technology or proprietary right is entirely new and not related to TWIN Entertainment's business. However, we must and Two Way must offer TWIN Entertainment a right of first refusal to any such technology or proprietary rights pursuant to the procedures described below. Subject to the board determination and the procedures described below, the joint venture license agreement sets forth that the determination of "related to TWIN Entertainment's business" will be broadly interpreted.

         OUR AND TWO WAY'S RIGHT OF FIRST REFUSAL. In any country where only one licensor (either us or Two Way) is actively marketing products or services, that licensor has the right of first refusal to enter into an exclusive license in that country for any technology wholly-owned by TWIN Entertainment. In any country where both licensors are actively marketing their products and services, each licensor has the opportunity to enter into a non-exclusive license with TWIN Entertainment in that country on substantially similar terms and conditions. Further, TWIN Entertainment is prohibited from licensing its technology to a third party in that country. If neither licensor is actively marketing its products or services in a country, both licensors are free to negotiate for an exclusive or non-exclusive license for the technology for that country. Further, if TWIN Entertainment wishes to license its technology to a third party, it must provide each licensor with a 30-day prior written notice of its intent prior to doing so. If either licensor delivers a written notice to TWIN Entertainment within 30 days indicating a desire to enter into a license agreement for such technology in the specified country, TWIN Entertainment must negotiate exclusively and in good faith with such licensor for a period of 60 days. If no agreement is reached after 60 days, TWIN Entertainment may proceed to license that technology to a third party, provided the license is on no better terms than those offered to the last licensor that negotiated with TWIN Entertainment.

         EXCLUSION OF TWO WAY'S TECHNOLOGY OR PROPRIETARY RIGHTS. If Two Way excludes any of its technology or proprietary rights from the license grant to TWIN Entertainment based on Two Way's good faith belief that such technology or proprietary right is not related to TWIN Entertainment's business, Two Way must notify us and TWIN Entertainment of its intent and present such technology or proprietary right to TWIN Entertainment's board of directors for their review prior to making the same available to a third party. TWIN Entertainment's board of directors will hold a special meeting to decide whether the specified technology or proprietary right is related to TWIN Entertainment's business. An unanimous decision that the specified technology or proprietary right is not related to TWIN Entertainment's business is conclusive if such a decision was determined by director(s) representing us and Two Way. If the decision is not unanimous, the specified technology or proprietary right will be deemed as related to TWIN Entertainment's business. Except for an unanimous vote in which director(s) representing us and Two Way participated, we may or Two Way may request arbitration if either believes the final vote to be unreasonable. Further, we may or Two Way may request arbitration if either believes the final vote to be unreasonable and neither was represented by a representative director on TWIN Entertainment's board of directors. If neither us nor Two Way was represented by a representative director on TWIN Entertainment's board, then the entire board will decide whether the specified technology or proprietary right of Two Way is related to TWIN Entertainment's business and unless such vote is unanimous, either Two Way or us may request arbitration.

         TWIN ENTERTAINMENT'S RIGHT OF FIRST REFUSAL. After the date of the joint venture license agreement, if we develop any technology that is not related to TWIN Entertainment's business or if Two Way develops any technology that is not related to TWIN Entertainment's business and either of us desires to disclose, license or otherwise make such developed technology available to a third party in the Territory, such licensor must promptly notify the other licensor and TWIN Entertainment of its intent, and for a period of 30 days following the receipt of notice, TWIN Entertainment has the right to accept the terms such licensor offers in such notice, or negotiate further if the licensor is willing. If TWIN Entertainment does not unconditionally accept the offered terms, then such licensor may license such technology to a third party on terms and conditions no more favorable than those offered to TWIN Entertainment.

LIMITATION OF LIABILITY

         REPRESENTATIONS AND WARRANTIES. Two Way represented in the joint venture license agreement that (1) it and its licensors are the sole and rightful owners of all right, title and interest in and to its technology and proprietary rights, except as disclosed in the joint venture license agreement;
(2) the same do not infringe or misappropriate any third-party copyright or trade secret rights; and (3) to the best of its knowledge, no claims have been made with respect to the same. Similarly, we represented that (1) other than third-party licenses disclosed in the joint venture license agreement, we and our licensors are the sole and rightful owners of all right, title and interest in and to the IN Patents and we have the unrestricted right to license the IN Patents; (2) to the best of our knowledge, except as disclosed in the joint venture license agreement, no claims have been made with respect to the same; and (3) as of the date of the joint venture license agreement, the patents and patent applications listed in the joint venture license agreement comprised of all of IN Patents issued or filed in the Territory.

         LIMITATION OF LIABILITY. Neither licensor made any warranty as to the validity of any of its respective patents or that its respective patents are or will be free from claims of infringement by third parties. Also, all implied warranties and claims to consequential damages were disclaimed by all parties to the joint venture license agreement. Notwithstanding the foregoing, each party's liability arising out of or related to the joint venture license agreement is limited to five million dollars; except, Two Way's liability will not exceed ten million dollars if that liability arises out of or relates to a third-party claim based on Two Way's breach of its representations regarding (1) ownership of its technology and proprietary rights; or (2) infringement or misappropriation by Two Way of its technology of any third-party copyright or trade secret rights; or any claim that TW's Proprietary Rights licensed to TWIN Entertainment infringes or misappropriates any copyright, trade secret, trademark or other proprietary rights (other than patents) of any third party.

         INDEMNIFICATION. We agreed and Two Way similarly agreed to defend, indemnify and hold TWIN Entertainment and the other licensor harmless against any liability based on a breach of any representation and warranty made in the joint venture license agreement. Further, Two Way agreed to defend, indemnify and hold TWIN Entertainment and us harmless against any claim that TW's Proprietary Rights licensed to TWIN Entertainment infringes or misappropriates any copyright, trade secret, trademark or other proprietary rights (other than patents) of any third party. However, Two Way will have no indemnification obligations if the claim is based on TWIN Entertainment's modification of TW's Proprietary Rights. The sole remedy by TWIN Entertainment and Two Way for our breach of representation regarding our ownership of the IN Patents is the right to seek monetary damages if the breach is material. Each licensor's indemnification obligations require written notice of the claim, control of defense by the indemnifying party and cooperation from the other parties.

CONFIDENTIALITY

         Without express authorization and except under specific circumstances, for a period of 10 years from the date of disclosure, each party to the joint venture license agreement agrees not to disclose, use or permit the disclosure or use by others of any of the other party's source code and other information or materials marked or orally identified as "confidential" or "proprietary" by the disclosing party. A longer non-disclosure period may apply upon request.

TERMINATION OF THE JOINT VENTURE LICENSE AGREEMENT

         Either we may or Two Way may terminate each's respective license grant upon written notice if TWIN Entertainment materially breaches certain material obligations and fails to cure or make a reasonable effort to cure such breach within 30 days of written notice of the breach. A material obligation includes
(1) observing the terms and conditions of our and Two Way's license grant; (2) paying technical training and support fees to Two Way; and (3) observing confidentiality obligations. Upon termination, such licensor's rights and obligations under the joint venture license agreement are released and the other licensor may terminate its license grant to TWIN Entertainment upon written notice. Further, if TWIN Entertainment enters into a bankruptcy, reorganization, liquidation or receivership proceeding, all license grants to TWIN Entertainment terminate and each's respective license grants are released from the non-competition obligations.

         Similarly, upon our or Two Way's material breach of any material provision of the joint venture license agreement and failure to cure or make a reasonable effort to cure such breach within 30 days of written notice of the breach, TWIN Entertainment has to right to seek arbitration or injunctive relief, terminate the breaching licensor's license upon written notice and/or purchase the breaching licensor's equity interest in TWIN Entertainment at its fair market value less 25 percent. The non-breaching licensor has the right, if TWIN Entertainment elects to terminate the breaching licensor's license, to convert its own license grant from exclusive to non-exclusive and/or to purchase the breaching licensor's equity interest in TWIN Entertainment at the same discount if TWIN Entertainment fails to do so. If any bankruptcy, liquidation or winding-up proceeding is instituted against us or Two Way, TWIN Entertainment has the right to purchase such licensor's equity interest in TWIN Entertainment at its fair market value or allow the other licensor to do so if TWIN Entertainment fails to do so.

GOVERNING LAW AND ARBITRATION

         The joint venture license agreement is governed by the laws of the State of California, U.S.A. If a dispute arises, any party may choose to settle the matter by binding arbitration under the rules of the American Arbitration Association in San Francisco, California, U.S.A. or such other mutually agreed upon location. The parties agree that any judgment resulting from such arbitration proceeding is final and binding.

OUR OPERATIONS AFTER THE EXCLUSIVE LICENSE GRANT

         If the proposed exclusive license grant of the IN Patents to TWIN Entertainment in the Territory is approved by our shareholders, our license grant of the IN Patents and Two Way's license grant of TW's Proprietary Rights to TWIN Entertainment will become exclusive. Upon the exclusivity of our and Two Way's license grants, TWIN Entertainment will be solely responsible for developing, marketing and providing digital and analog interactive products, services and technology, as well as policing, protecting and enforcing our and Two Way's intellectual property licensed to it in the Territory. We will, however, have to the right to create, develop or engage in business activities within or outside the scope of TWIN Entertainment's business, provided that such business activities do not directly compete with TWIN Entertainment's then-current primary business activities.

         We will receive no royalty payment for the perpetual (except for certain termination rights), exclusive license grant of the IN Patents to TWIN Entertainment in the Territory. Rather, we seek to receive a favorable return on our equity investment in TWIN Entertainment.

         With access to both the IN Patents and TW's Proprietary Rights, we believe that TWIN Entertainment will have better resources to develop, market and provide digital and analog interactive products, services and technology in the Territory. Further, we believe that the exclusive licensing arrangement is more cost-effective and has better revenue-generating potential because such an arrangement diminishes TWIN Entertainment's burden of competing with us or Two Way or with a third party using our or Two Way's intellectual property. For greater detail of our board of directors' decision to recommend the exclusive license grant, see "Board of Directors' Reasons for Recommending the Exclusive License Grant."

SELECTED FINANCIAL DATA

         The selected financial data is contained in the Annual Report on Form 10-K for the fiscal year ended 1999 filed with the Commission on April 14, 2000 and in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the Commission on May 15, 2000, and both reports are incorporated herein by reference.

RISK FACTORS RELATED TO THE EXCLUSIVE LICENSE GRANT

         IN ADDITION TO OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT, OUR SHAREHOLDERS SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW IN DETERMINING WHETHER TO APPROVE THE EXCLUSIVE LICENSE GRANT AT THE ANNUAL MEETING.

WE WILL DEPEND SUBSTANTIALLY ON A THIRD PARTY TO GENERATE REVENUE FROM PRODUCTS, SERVICES AND TECHNOLOGY EMBODYING OUR CURRENT INTELLECTUAL PROPERTY.

         Upon approval by our shareholders, the exclusive license grant will shift all responsibility for the development, marketing and provision of products, services and technology for interactive television systems and other telecommunications applications embodying our current patents in the Territory to a third party, TWIN Entertainment. A favorable return on our equity investment in TWIN Entertainment will depend significantly on its ability to generate substantial sales and revenues from these products and services. We cannot assure you that we will receive a favorable return of our equity investment in TWIN Entertainment in exchange for our exclusive license grant of IN Patents in the Territory. In addition, while we are contributing the exclusive use of our intellectual property in our primary markets to TWIN Entertainment upon approval of the exclusivity of the license grant, we will receive only half of any dividend declared by TWIN Entertainment.

WE MAY NOT HAVE AN ADEQUATE REMEDY IF TWIN ENTERTAINMENT FAILS TO SATISFY ITS OBLIGATIONS UNDER THE JOINT VENTURE LICENSE AGREEMENT.

         If TWIN Entertainment does not meet its obligations under the joint venture license agreement, our primary remedies will be to convert our license grant from exclusive to non-exclusive or to terminate the joint venture license agreement. The conversion to non-exclusivity or the termination of the joint venture license agreement are feasible remedies only if we can identify and secure other favorable strategic partners or third parties to license our intellectual property or if we are able to internally develop, market and sell products and services embodying our intellectual property before our patents expire. We cannot assure you that we will be able to meet these challenges in the event that TWIN Entertainment fails to satisfy its obligations under the joint venture license agreement, and if we cannot, our business, prospects and financial condition will be harmed.

THE BENEFITS FROM THE INTEGRATION OF OUR AND TWO WAY'S INTELLECTUAL PROPERTY MAY NOT BE REALIZED.

         Achieving the benefits of our exclusive license grant will depend in part on the successful integration of our and Two Way's intellectual property by TWIN Entertainment and its successful development, marketing and provision of products, services and technology for interactive television systems and other telecommunications applications incorporating the combined intellectual property. None of the parties to the joint venture license agreement has significant experience relating to a strategic alliance on the scale and under the circumstances contemplated by the joint venture license agreement. We cannot assure you that we will be successful in integrating our intellectual property with Two Way's or that the combined intellectual property will be successfully incorporated by TWIN Entertainment. Further, we cannot assure you that the successful business operations of TWIN Entertainment can be effected in a timely manner, if at all. If the anticipated benefits from the exclusive license grant are not realized due to the occurrence of any one of the above risks, our business and operating results could be seriously harmed.

WE ARE SUBJECT TO NON-COMPETITION OBLIGATIONS UNDER THE JOINT VENTURE LICENSE AGREEMENT WHICH COULD LIMIT OUR ABILITY TO CONDUCT OTHER BUSINESS.

         If the exclusive license grant is approved and to the extent that either TWIN Entertainment or Two Way challenges any of our business activities unrelated to TWIN Entertainment's business based on our non-competition obligations under the joint venture license agreement, we may be required to incur significant time, effort, expense and possibly litigation to enforce our rights to conduct business activities that do not directly compete with TWIN Entertainment's then-current primary business activities. Litigation, whether successful or not, could harm our relationship with TWIN Entertainment and/or Two Way, divert our management's time and result in substantial costs, any of which could seriously harm our business.

IF WE FAIL TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, WE MAY BE LIABLE TO TWO WAY AND TWIN ENTERTAINMENT UNDER THE JOINT VENTURE LICENSE AGREEMENT.

         We rely or may in the future rely on a combination of patent, trademark, trade secret and copyright law and contractual restrictions to protect the proprietary aspects of our technology. Despite our efforts, we may not be successful in protecting our intellectual property or unauthorized parties may attempt to copy aspects of our technology. Litigation may be necessary in the future to enforce and protect our intellectual property rights and determine the validity and scope of our and others' proprietary rights. Pursuant to the terms and conditions of the joint venture license agreement, we have represented that to our knowledge, we own all right, title and interest in and to the IN Patents and all related proprietary rights. If there are unknown defects in our ownership of those rights, we may be liable to Two Way and TWIN Entertainment if a third party successfully challenges our ownership and our financial condition may be harmed.

CHANGE IN OUR BUSINESS STRATEGY UPON THE APPROVAL BY OUR SHAREHOLDERS OF THE EXCLUSIVITY OF THE LICENSE GRANT MAY DEPRESS THE PRICE OF OUR COMMON STOCK.

         Completion of the proposed exclusive license grant and other related transactions represent a significant departure from our initial business strategy. Subsequent to the approval of the exclusive license grant, all responsibility for the development, marketing and sale of products, services and technology for interactive television systems and other telecommunications applications embodying our patents in the Territory will be shifted to a third party (although a 50% affiliate). We have plans to engage in other activities, but cannot assure you that we will successfully develop other technologies or services or that any such new businesses will generate sufficient revenue. There is no operating history upon which to assess whether or not our strategic alliance with Two Way and TWIN Entertainment to develop, market and sell products, services and technology embodying our and Two Way's intellectual property will succeed or whether the anticipated return on our equity investment in TWIN Entertainment will be realized. As a result of these uncertainties, the price of our common stock may be adversely affected.

THERE IS NO PUBLIC MARKET FOR THE TWIN ENTERTAINMENT'S COMMON STOCK WE
PURCHASED.

         Pursuant to the stock purchase agreement, we purchased half of the outstanding shares of TWIN Entertainment's common stock. There is currently no public market for TWIN Entertainment's common stock nor can we assure you that a trading market for this common stock will develop in the future. Further, TWIN Entertainment has no obligation to pay us dividends on its common stock, and we may not be able to resell TWIN Entertainment's common stock at a price that reflects its fair market value, if at all. Upon the approval of the exclusivity of our license grant to TWIN Entertainment, our business and financial condition will depend significantly on receiving a favorable return on our purchase of TWIN Entertainment's common stock. If we are unable to divest our equity investment in TWIN Entertainment or if we divest our equity investment at a discount, our operating results and financial condition could be adversely affected.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR THE EXCLUSIVE LICENSE GRANT

         THE FOLLOWING DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCE. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE PROPOSED EXCLUSIVE LICENSE GRANT. THIS DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES OF ANY TRANSACTION OTHER THAN THE PROPOSED EXCLUSIVE LICENSE GRANT.

         The exclusive license grant of the IN Patents to TWIN Entertainment in the Territory is intended to qualify for non-recognition of gain or loss for federal income tax purposes. However, the federal income tax treatment of the exclusive license grant is not entirely clear. The exclusive license grant (either taken together with the exclusive license grant by Two Way, or taken together with all of the transactions under the joint venture and stock purchase agreement and the joint venture license agreement) could be viewed for federal income tax purposes as a transaction qualifying for tax-free treatment under
Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"): that is, a transfer of property by one or more transferors to a domestic corporation controlled by the transferors, without the receipt by the transferors of any consideration other than stock of the controlled corporation. The exclusive license grant will also qualify for non-recognition treatment if it is determined for federal income tax purposes to be a non-taxable, voluntary shareholder contribution to the capital of TWIN Entertainment. If the Internal Revenue Service were to successfully assert that the exclusive license grant does not qualify for non-recognition treatment due to the absence of any applicable authority directly on point, we could recognize taxable income or gain equal to the fair market value of the TWIN Entertainment common stock and related rights considered for federal income tax purposes to have been received in exchange for the exclusive license grant.

         Although it is our intention to do so, we have not filed federal and state income tax returns for the years ended December 31, 1994 through December 31, 1999. As of December 31, 1993, we had approximately $47 million and $23 million of federal and California net operating losses, respectively. We also had approximately $456,000 and $190,000 of federal and California research and experimentation credits carryforwards, respectively.

         We have not determined whether the reorganization of our business or the lack of proper filing of income tax returns from December 31, 1993 through December 31, 1998 has caused us to forfeit our net operating loss carryforwards.

         Should the net operating losses and credits described above be available for use, such carryforwards may be restricted in the event of an "ownership change", as defined in Section 382 of the Internal Revenue Code. We did have such a change in July 1989, and again in November 1991, subjecting $13.9 million of our net operating loss carryforwards to an annual limitation not to exceed $1.6 million. We have not determined whether an ownership change has occurred after December 31, 1993. Further, Section 382 provides that in the event we cease our trade or business, our net operating losses and credit carryforwards would be forfeited.

         Management believes there are sufficient net operating loss carryforwards to offset any taxable income earned in 1999.

         Even if the exclusive license grant were determined to be a taxable transaction as described above, there should not be any federal income tax consequences for our shareholders. However, you should consult your own tax advisors if you have specific questions regarding the tax consequences of the proposed exclusive license grant.

ACCOUNTING TREATMENT FOR THE PROPOSED EXCLUSIVE LICENSE GRANT

         We intend to account for the exclusive license grant of the IN Patents to TWIN Entertainment in the Territory as an additional investment in a fifty-percent-owned domestic subsidiary. Income and losses will be recognized on the equity method in proportion to our proportion of ownership, when earned by TWIN Entertainment.

DIVIDEND POLICY RELATING TO THE PROPOSED EXCLUSIVE LICENSE GRANT

         We have never paid any dividend on our common stock since our inception and do not anticipate paying any dividend as a result of the transactions contemplated by the joint venture license agreement. We do not anticipate distributing any TWIN Entertainment common stock received pursuant to the joint venture and stock purchase agreement.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE PROPOSED EXCLUSIVE LICENSE GRANT

         No regulatory filings and approvals will be required to complete the proposed exclusive license grant of the IN Patents to TWIN Entertainment in the Territory.

AVAILABILITY OF PRINCIPAL ACCOUNTANTS

         A representative of Marc Lumer & Company is expected to be present at the annual meeting, will have the opportunity to make a statement about the proposed exclusive license grant, and will be available to respond to appropriate questions.

                                   PROPOSAL 2

             APPROVAL OF AN AMENDMENT TO THE 1999 STOCK OPTION PLAN


         THIS SECTION OF THE PROXY STATEMENT DESCRIBES ASPECTS OF THE 1999 STOCK OPTION PLAN. THE DESCRIPTION OF THE 1999 PLAN SET FORTH BELOW IS ONLY A SUMMARY OF THE KEY TERMS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE PLAN. A COPY OF THE 1999 PLAN IS ATTACHED AS ATTACHMENT B TO THIS PROXY STATEMENT AND IS INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. YOU ARE URGED TO READ THE ENTIRE PLAN CAREFULLY


         At this annual meeting, our shareholders will be asked to vote on the proposed amendment to our 1999 stock option plan to increase the number of shares authorized for issuance under the plan from 3,650,000 shares to 5,000,000 shares.

         The 1999 plan, which was approved by our shareholders at our 1999 annual meeting, provides for the issuance of stock options and stock awards covering up to 3,650,000 shares of our common stock. Stock awards issued under the 1999 plan may be made in the form of stock options, stock grants or purchases. Our board of directors has concluded that the number of shares authorized under the 1999 plan will not be sufficient to achieve our objective of providing sufficient incentives to our management and employees. The increase in the authorized number of shares will enable us to retain talented employees and to attract talented new employees by offering them participation in the 1999 plan. Although we have no current plans to issue additional options, our management believes that without the ability to offer these incentives, we will not be able to attract and retain the services of those individuals essential to our growth and financial success.

         Shareholder approval of the amendment to our 1999 stock option plan is being sought to (1) permit options under the plan to qualify as incentive stock options under Section 422 of the Internal Revenue Code; (2) permit stock options and stock appreciation rights granted to our executive officers under the plan to qualify as "performance-based compensation" under 162(m) of the Internal Revenue Code; and (3) permit the 1999 plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Exchange Act of 1934.

         OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE 1999 STOCK OPTION PLAN AND UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL.

GENERAL DESCRIPTION

         The 1999 plan was approved by our shareholders at our 1999 annual meeting. A total of 3,650,000 shares of our common stock were initially reserved for issuance over the ten year term of the 1999 plan. Options granted under the 1999 plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code, or nonstatutory stock options. See "Federal Income Tax Consequences" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options. As of December 31, 1999, options to purchase approximately 2,737,500 shares were outstanding under the 1999 plan, no options to purchase shares had been exercised, and approximately 912,500 shares remained reserved for issuance.

SUMMARY OF 1999 STOCK OPTION PLAN

         The essential terms of the 1999 plan, as proposed to be amended, are summarized below. This summary is not intended to be a complete description of all terms of the 1999 plan.

PURPOSE

         The purpose of the 1999 plan is to advance our interests and the interests of our shareholders by giving employees, directors and consultants a proprietary interest in our success, thus providing them with an additional incentive to contribute toward our success.

ADMINISTRATION

         The 1999 plan is administered by our board of directors, or by a committee appointed by our board. The interpretation and construction of any provision of the 1999 plan by our board or the designated committee shall be final and conclusive.

ELIGIBILITY

         The 1999 plan provides that options may be granted to our and certain related entities' employees (including officers and employee directors), non-employee directors and consultants. The appointed committee selects the participants and determines the number of shares to be subject to each option.

         The value of the shares subject to all incentive stock options held by an optionee that become exercisable for the first time during any calendar year cannot exceed $100,000 (determined as of the date of grant). The 1999 plan provides that options to purchase a maximum of 1,000,000 shares of our common stock may be granted to any employee in any fiscal year.

VALUATION

         For purposes of establishing the option price and for all other valuation purposes under the 1999 plan, the fair market value per share of our common stock on any relevant date under the 1999 plan, in most cases, will be the closing selling price per share of our common stock on that date, as the price is reported on the OTC Bulletin Board.

TERMS OF OPTIONS

         Each option is evidenced by a stock option agreement between us and the person to whom such option is granted, which sets forth the terms and conditions of the option. The following terms and conditions generally apply to all options, unless the stock option agreement provides otherwise:

         EXERCISE OF OPTIONS. The administrator determines when options granted under the 1999 plan may be exercisable. An option is exercised by giving written notice of exercise to us specifying the number of full shares of our common stock and tendering payment to us of the purchase price. Unless otherwise provided in the stock option agreement, the purchase price of shares purchased upon exercise of an option may be paid by any of the following means, or by any combination thereof: (1) cash; (2) check; (3) other shares of our common stock;
(4) the optionee's instruction to us to withhold from the shares that would otherwise be issued upon exercise of the option that number of whole shares having a fair market value equal to the purchase price; (5) a cashless exercise/sale procedure (through which the funds to pay for the shares purchased upon exercise of an option are delivered to us by a broker upon receipt of stock certificates representing the shares being purchased).

         EXERCISE PRICE. The exercise price of options granted under the 1999 plan is determined by the administrator and must not be less than the fair market value of our common stock on the date the option grant. Where the participant owns stock representing more than ten percent of the total combined voting power of our or the related entities' outstanding capital stock, the exercise price for an incentive stock option must not be less than 110% of such fair market value.

         TERMINATION OF EMPLOYMENT. If an optionee's employment or other service with us terminates, for any reason other than permanent and total disability or death, options under the 1999 plan may be exercised not later than three months after such termination, but may be exercised only to the extent the options were exercisable on the date of termination subject to the condition that no option may be exercised after expiration of its term.

         DISABILITY. If an optionee should become permanently disabled and unable to carry out the responsibilities of the position held by the optionee by reason of any medically determinable physical or mental impairment while employed by or engaged in other service for us, options may be exercised at anytime within twelve months following the date of termination, but only to the extent the options were exercisable on the date of termination, subject to the condition that no option may be exercised after expiration of its term.

         DEATH. If an optionee should die while employed by or engaged in other service to us, or within three months after termination of employment or other service (or within twelve months if such termination is due to disability), options may be exercised at any time within twelve months following the date of death, but only to the extent the options were exercisable on the date of death, subject to the condition that no option maybe exercised after expiration of its term.

         TERMINATION OF OPTIONS. Each option granted under the 1999 plan expires no more than ten years after the date of grant. In no event shall the term of any option exceed five years in the case of any participant who owns stock possessing more than ten percent of the total combined voting power of our, or the related entities' outstanding capital stock.

         NONTRANSFERABILITY OF OPTIONS. An option is not transferable by the optionee other than by will or the laws of descent and distribution and is exercisable during his lifetime only by him, or in the event of his death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

         OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1999 plan as may be determined by our board of directors or the appointed committee.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event of any change in our capital structure (whether by reason of any recapitalization, stock dividend, stock split, combination of shares or other similar change in corporate structure), appropriate adjustments shall be made in the number of shares subject to each option and the per share exercise price. The 1999 plan provides for appropriate adjustment to the maximum aggregate number of shares subject to options that may be granted to any employee. The designated committee may also adjust the number or class of securities covered by any option, as well as the exercise price, in the event that we effect a reorganization, recapitalization, rights offering or other increase or reduction of shares of our outstanding common stock or is merged or consolidated with or into any other corporation. Upon any merger or consolidation in which we are not the surviving entity, the sale or other disposition of all or substantially all of our assets, or an acquisition of more than fifty percent of the total combined voting power of our securities (except as otherwise determined by our board of directors or the designated committee), the options granted under the 1999 plan shall be assumed by the surviving entity or its parent, and if not assumed, the options shall terminate. In the event of the disposition of a related entity, the service of the optionees to the related entity shall be deemed to terminate, and the options of such optionees will be exercisable in accordance with the terms of the option agreements. However, the service of such optionees will not be deemed to terminate if such options are assumed by the successor entity or its parent.

AMENDMENT AND TERMINATION OF THE 1999 STOCK OPTION PLAN

         Our board of directors may amend the 1999 plan at any time or from time to time or may terminate the 1999 plan and, to the extent required by any applicable law, we must obtain shareholder approval of any amendment. However, no such action by our board or shareholders may alter or impair any option previously granted under the 1999 plan without the consent of the optionee. In any event the 1999 plan shall terminate in February 2009.

FEDERAL INCOME TAX CONSEQUENCES

         INCENTIVE STOCK OPTIONS

         Section 422 of the Internal Revenue Code provides favorable federal income tax treatment for "incentive stock options." When an option granted under the 1999 plan qualifies as an incentive stock option, the optionee does not recognize income for federal income tax purposes upon grant or exercise of the incentive stock option (unless the alternative minimum tax applies as discussed below). We are not allowed a deduction for federal income tax purposes as a result of the exercise of the incentive stock option regardless of the applicability of the alternative minimum tax. Upon a sale of the shares (assuming that the sale occurs no sooner than two years after the grant of the option and one year after the receipt of the shares by the optionee), any gain or loss will be treated as long-term capital gain or loss for federal income tax purposes.

         The favorable federal income tax consequences described above will not apply to the extent the optionee disposes of the shares acquired within one year of the date of exercise or two years of the date of grant of the option. In the event of a disqualifying disposition, the optionee generally will recognize ordinary income in the year of disposition equal to the difference between the exercise price and the lesser of (i) the fair market value of the stock at the date of exercise or (ii) the sale price of the shares. Any additional gain will be long-term or short-term gain, depending on how long the optionee has held the stock.

         ALTERNATIVE MINIMUM TAX

         The excess of the stock's fair market value over the exercise price of an incentive stock option, which is generally not subject to tax at the time of exercise, is treated as an item of income in determining an individual taxpayer's alternative minimum tax liability.

         NONSTATUTORY STOCK OPTIONS

         Options granted under the 1999 plan that do not qualify as incentive stock options are considered "nonstatutory" stock options and will not qualify for any special tax benefits to the optionee. Because our stock options are not deemed to have a readily ascertainable value, the optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon exercise of a nonstatutory stock option, the optionee will recognize ordinary income measured by the excess of the then fair market value of the shares over the option price. Upon a sale of the shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income, will be treated as capital gain or loss.

         The income recognized by the optionee will be treated as wage compensation and will be subject to income and employment tax and withholding by us out of the current earnings paid to the optionee.

         COMPANY TAX DEDUCTIONS

         We generally will be allowed a tax deduction to the extent and in the year that compensation income is recognized by the optionee upon the exercise of nonstatutory stock options, provided we have withheld income and employment taxes in accordance with the law. We receive no deduction in connection with the exercise of an incentive stock option. In the event of a disqualifying disposition, however, we will be allowed a deduction for the amount of income recognized by the optionee for the tax year in which the disqualifying disposition occurs.

         As amended in 1993, the Internal Revenue Code limits the tax deduction for expenses in connection with remuneration of our chief executive officer and our four other most highly compensated executive officers during any fiscal year to the extent the remuneration of any such person exceeds $1,000,000 for such fiscal year. Under the Code, the remuneration to which this limit applies excludes certain types of "qualified performance-based compensation." The 1999 plan is designed to qualify option grants to such officers for the qualified performance-based compensation exception to the deduction limitation.

AMENDED PLAN BENEFITS

         We cannot currently determine the number of options to be granted in the future under the 1999 plan to all current executive officers as a group, all current members of our board of directors excluding current executive officers as a group, or all employees (excluding current executive officers) as a group. The following table sets forth information with respect to options granted under the 1999 plan during fiscal year 1999. There are no grants to these persons which would have been made in 1999 had the proposed amendment to the plan been approved:

                                                                                                   Weighted
                                                                                                    Average
                                                 Options                 % of Total             Exercise Price
           Identity of Group                     Granted              Options Granted              Per Share
           -----------------                     -------              ---------------              ---------
Bruce Bauer, CEO                                1,000,000                  36.5%                     $0.59
All current executive officers, as a            1,300,000                  47.5%                     $0.58
     group
Directors that are not executive                 237,500                    8.7%                     $0.71
     officers, as a group
Employees that are not officers, as a               0                        0%                       --
     group

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of our common stock by proxy or in person at the annual meeting is required for the approval of the amendment to our 1999 stock option plan. Shareholders abstaining from voting on this proposal will be counted for purposes of determining a quorum, but will not be counted for purposes of calculating the vote with respect to this proposal. If a broker returns a "non-vote" proxy as to this proposal, including a lack of authority to vote on this proposal, then the "broker non-vote" proxy will not be considered as present or voting with respect to this proposal.

RECOMMENDATION OF THE BOARD

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO OUR 1999 STOCK OPTION PLAN.

                                   PROPOSAL 3

                              ELECTION OF DIRECTORS

         At the annual meeting, four directors, which constitute our entire current board of directors, are to be elected to serve until the next annual meeting of the shareholders or until their successor are elected and qualified, or until the death, resignation, or removal of the director.

         The California General Corporation Law as well as our articles of incorporation and bylaws require shareholder election of the nominees for director.

         It is intended that the proxies will be voted for the four nominees named below for election to our board of directors unless authority to vote for any of the nominee is withheld. There are four nominees, all of whom are currently our directors. Each person nominated for election has agreed to serve if elected, and our board has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who is designated by the current board to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The four candidates receiving the highest number of the affirmative votes of the shares entitled to vote at this annual meeting will be elected our directors. The proxies solicited by this proxy statement may not be voted for more than four nominees.

NOMINEES

         Set forth below is information regarding the nominees to our board of directors.

           NAME                AGE              POSITION                          FIRST ELECTED DIRECTOR
           ----                ---              --------                          ----------------------
Bruce W. Bauer                 49     Chairman of the Board of Directors,                   1995
                                      President and Chief Executive Officer
John J. Bohrer                 77     Secretary, Treasurer and Director                     1995
William H. Green               73     Director                                              1998
William L. Groeneveld          34     Director                                              1998

         BRUCE W. BAUER has served as our chairman of the board of directors, president and chief executive officer since June 1998. Prior to that, he served as our secretary from November 1996 through June 1998, and has been a member of our board since October 1995. From 1980 to June 1998, Mr. Bauer owned and operated Unlimited Services and Marathon Management Services, which provided building and clean room services, supplies and consulting. Mr. Bauer received a B.S. degree from Wittenberg University in 1974.

         JOHN J. BOHRER has served as our secretary and treasurer since June 1998 and a member of our board of directors since October 1995. From July 1978 to June 1993, Mr. Bohrer served as a branch manager of Dickinson & Company, a firm rendering investment services. From June 1993 until his retirement in June 1997, he served as vice president and a branch manager of BDF Investments, which also renders investment services. He is now a semi-retired investor. Mr. Bohrer graduated from the New York Institute of Finance in 1947.

         WILLIAM H. GREEN has served as a member of our board of directors since June 1998. Since 1998, Mr. Green has served as a vice president of D.S.I. Corporation, a dredging specialty company. From 1993 to 1998, he served as a consultant in the aggregate division of Martin Marietta. He currently sits on the boards of various private companies. Mr. Green attended the University of Nebraska at Omaha from 1946 through 1949.

         WILLIAM L. GROENEVELD has served as a member of our board of directors since 1998. Since January 1995, Mr. Groeneveld has served as a head trader and vice president of Program Trading Corp.

VOTE REQUIRED

         The approval of the nominees as directors requires the affirmative vote of the holders of a plurality of the shares of our common stock voting by proxy or in person at the annual meeting. Shareholders abstaining from voting on this proposal will be counted for purposes of determining a quorum, but will not be counted for any other purpose; broker non-votes will not be considered as present or voting, and as such broker non-votes will have no effect on the vote for this proposal.

RECOMMENDATION OF THE BOARD

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR ELECTION OF ALL OF THE NOMINEES FOR DIRECTORS.

BOARD MEETINGS AND COMMITTEES

         The board of directors held five meetings during fiscal year 1999. During fiscal year 1999, each director attended more than seventy-five percent of the aggregate of (1) the total number of meetings of the board of directors; and (2) the total number of meetings held by all committees of the board on which the director served. Additionally, the executive committee established by the board of directors held five meetings during fiscal year 1999. We have no audit or compensation committee.

         There are no family relationships among our executive officers or directors.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

         SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION


         The following summary compensation table sets forth the compensation earned by our current chief executive officer in fiscal year 1999 for his services rendered to us for the fiscal years ended December 31, 1999, 1998 and 1997. We had no other executive officer in fiscal year 1999 whose compensation exceeded $100,000.00.


                                            SUMMARY COMPENSATION TABLE
                                                                                                    LONG-TERM
                                                             ANNUAL COMPENSATION               COMPENSATION AWARDS
                                                             -------------------               -------------------
                                                                                                   SECURITIES
                                                                SALARY              BONUS       UNDERLYING OPTIONS
NAME AND PRINCIPAL POSITION                        YEAR            $                  $                   (#)
---------------------------                        ----    ----------------   ----------------  -------------------
       Bruce W. Bauer                              1999          131,771                  0             1,000,000
       Chairman of the Board of Directors,         1998           67,708(1)               0               900,000
       Chief Executive Officer and President       1997                0                  0                     0

-----------------

(1) Represents partial year salary from June 14, 1998 through December 31, 1998 ($125,000 on an annualized basis).

OPTION GRANTS

         The following table sets forth information concerning the stock options granted to the named executive officer in the summary compensation table for the 1999 fiscal year. In accordance with the Securities and Exchange Commission rules, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on 5% and 10% assumed annual rates of compounded stock price appreciation. These amounts are based on certain assumed rates of appreciation and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.


                                           OPTION GRANTS IN FISCAL 1999
                                               INDIVIDUAL GRANTS (1)
                         NUMBER OF                                                         POTENTIAL REALIZABLE
                        SECURITIES       PERCENT OF                                      VALUE AT ASSUMED ANNUAL
                        UNDERLYING      TOTAL OPTIONS                                      RATES OF STOCK PRICE
                          OPTIONS        GRANTED TO       EXERCISE                       APPRECIATION FOR OPTION
                          GRANTED         EMPLOYEES         PRICE       EXPIRATION                TERM
        NAME                (#)            IN 1999        ($/SHARE)        DATE            5%              10%
--------------         ------------     -------------     ---------     ----------       ----------   -------------
Bruce W. Bauer         1,000,000(2)        90.91%           $0.59        6/16/2004         165,200       359,000

       --------------------

(1) Gains are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation daily. Actual gains, if any, on stock option exercises are dependent on future performance of our common stock.

(2) All options under this grant were fully exercisable as of the date of the grant.

OPTION HOLDING AND EXERCISES AND OPTION VALUES

         The following table sets forth information concerning option holdings and exercises for the 1999 fiscal year and the aggregate value of unexercised options as of December 31, 1999 held by the named executive officer in the summary compensation table.

                                    AGGREGATED OPTION EXERCISES IN FISCAL 1999
                                      AND OPTION VALUES AT DECEMBER 31, 1999
                                                 NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                             AGGREGATE OPTION         UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                            EXERCISES IN 1999           DECEBMER 31, 1999              DECEMBER 31, 1999 (1)
                          ----------------------   ----------------------------    ---------------------------
                             SHARES
                            ACQUIRED     VALUE
                          ON EXERCISE   REALIZED
         NAME                  (#)      ($)(2)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
   -----------------      ------------ ----------  ------------   -------------    -----------   -------------
Bruce W. Bauer                 0           0        2,050,000           0          $13,005,000         0

       --------------------------

(1) Calculated on the basis of the closing price of our common stock as reported on the OTC Bulletin Board on March 1, 2000 of $6.75 per share, minus the exercise price.

(2) Calculated on the basis of the broker's reported sale price of our common stock subject to the option, minus the exercise price.

EMPLOYMENT AGREEMENTS

         BRUCE BAUER

         On June 15, 1999, we entered into an employment agreement with Bruce Bauer, our chief executive officer. This agreement provides for an annual salary of $135,000 from June 15, 1999 through June 14, 2000, $145,000 from June 15,
2000 through June 14, 2001, and $155,000 from June 15, 2001 through June 14, 2002. No specific bonus provisions are included in this employment agreement. Should we terminate this employment agreement without cause or should Mr. Bauer terminate his employment for good reason, all earned salary amounts not previously paid plus an amount equal to the greater of Mr. Bauer's then-present salary for six months or the remainder of the term of the agreement shall become due and payable effective immediately and paid within a twenty four-hour period after the termination. A penalty of ten percent per annum interest, compounded daily shall be added effective after twenty-four hours on all unpaid balances due Mr. Bauer.

         On June 16, 1999, our board of directors granted Mr. Bauer, in connection with his renewed employment agreement, a fully vested option to purchase 1,000,000 shares of our common stock with a term of five years and an exercise price equal to $0.59 per share, the fair market value of our common stock at the time of the option grant.

         ROBERT BROWN

         On June 15, 1999, we entered into an employment agreement with Dr. Robert Brown, our chief technology officer. This agreement provides for an annual salary of $125,000 from June 22, 1999 through June 21, 2000, $135,000 from June 22, 2000 through June 21, 2001, and $145,000 from June 22, 2001 through June 21, 2002, and an option to purchase 300,000 shares of our common stock, vesting 1/3 on each anniversary of the agreement. No specific bonus provisions are included in the employment agreement. Dr. Brown is also entitled to vacation and standard benefits. Should we terminate the employment agreement without cause or should Dr. Brown terminate his employment for good reason, all earned salary amounts not previously paid plus an amount equal to the greater of Dr. Brown's then-present salary for six months or the remainder of the term of the agreement shall be paid upon such termination.

DIRECTOR COMPENSATION

         Our directors who are also employees do not receive any additional compensation for their services as directors. Directors who are not employees receive an annual stock option grant of 50,000 shares in lieu of cash competition. All directors are reimbursed for expenses incurred in connection with attending board of directors and committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Bruce Bauer and John Bohrer were officers of Interactive Network and during the last fiscal year participated in deliberations of our board of directors concerning executive officer compensation.

BOARD REPORT ON EXECUTIVE COMPENSATION

         Annual compensation of our executive officers is determined by our board of directors. Our board of directors was also responsible for administering the 1999 stock option plan, including the grant of options under such plan. Messrs. Bauer and Bohrer are our employees and have voted on matters relating to executive compensation and stock option grants, including their own compensation and stock option grants.

         We are currently operating with a skeleton staff of three officers (Mr. Bauer as president and chief executive officer, Mr. Bohrer as secretary and treasurer and Dr. Robert Brown as chief technology officer), and one administrative assistant and one secretary/receptionist, to conserve resources. We plan to rehire additional staff, as appropriate, in the future as our business develops. In that connection, we have and may also use and compensate consultants, including our advisory panel, to assist our management.

         Our compensation philosophy is to provide strong incentives to our executives to maximize the overall value of our company. Our executive officers are given an opportunity to participate in our growth through equity participation in the form of stock options granted under our option plan. As a result, our executive officers are directly rewarded for our performance as reflected in our stock price and given an additional incentive to contribute to our future success. Recent option grants have been made fully vested in order to induce our executives and directors to remain with us through the settlement with our creditors and in lieu of substantial cash compensation.

         Base salaries and stock option grants are initially determined on the basis of (1) the individual officer's position, and (2) our desire to attract and retain qualified personnel in a competitive marketplace. Salaries are generally reviewed annually and are subject to increases based on our determination that the individual's level of contribution to us has increased since his or her salary had last been reviewed and increases in competitive pay levels and the cost of living. Under normal circumstances, our board of directors also determines initial awards of stock options, within a range established for employees at various salary levels, based on the employee's position and responsibilities. As stock options held by employees, including executive officers, vest, we may approve grants of additional options based on the employee's past performance and contributions to us. There is no provision for bonus in the employment agreement of the current president and chief executive officer, although we may decide to award such in our discretion. No particular weighting is given to any of the factors considered.

PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on our common stock with that of the Standard & Poor's 500 Index and the Nasdaq Telecommunications Index. The comparison for each of the periods assumes that $100 was invested on December 31, 1994 in our common stock including reinvestment of dividends. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

                            [PERFORMANCE GRAPH HERE]

         Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, the preceding compensation committee report on executive compensation and the preceding performance graph shall not be incorporated by reference into any such filings, nor shall such report or graph be incorporated by reference into any future filings.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

         To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 1999, Section 16(a) filing requirements applicable to Messrs. Bauer, Brown, Bohrer, Green and Groeneveld, and former director Mr. Donald Graham were not complied with on a timely basis. However, all but former director Mr. Graham have since filed a Form 5 disclosure to bring their required disclosure up to date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of May 19, 2000, by
(i) each shareholder known to us to own beneficially more than 5% of our common stock; (ii) each of our directors; (iii) the named executive officer in the summary compensation table; and (iv) all of our directors and executive officers as a group.


                                                                                                 APPROXIMATE
                                                                                SHARES           PERCENT
                                                                                BENEFICIALLY     BENEFICIALLY
NAME OF BENEFICIAL OWNER                                                        OWNED(1)         OWNED(1)
------------------------                                                        --------         --------
AT&T Corp. (2) .................................................                7,773,815           19.70%
      32 Avenue of the Americas
      New York, NY  10013-2412
National Broadcasting Company Holding, Inc. (3) ................                3,645,575            9.20%
     30 Rockefeller Plaza
     New York, NY 10112
Gannett Co., Inc. (4)...........................................                2,196,666            5.50%
     1000 Wilson Boulevard
     Arlington, VA 22209

Voting Agreement (5) ...........................................                7,814,589           19.80%
David B. Lockton (6) ...........................................                2,250,000            5.70%
Bruce W. Bauer (7) .............................................                2,150,500            5.40%
John J. Bohrer (8) .............................................                  222,850            *
William H. Green (9)............................................                   75,000            *
William L. Groeneveld (10)......................................                   62,500            *
Robert Brown (11)...............................................                  137,375            *
All executive officers and directors as a group (5 persons) (12)                2,648,225            6.70%
-------------------

*      Less than 1% of outstanding shares.

(1) The percentage calculation is based on an aggregate of 39,427,605 shares outstanding as of May 19, 2000. Except as indicated and pursuant to applicable community property laws, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Includes 2,942,907 shares held by Tele-Communications, Inc., a wholly-owned subsidiary of AT&T Corp.

(3) Includes 1,902,279 shares held by National Broadcasting Company Holding, Inc., a wholly-owned subsidiary of General Electric Company which are subject to the Voting Agreement (see footnote 5 below).

(4) Pursuant to a Stock Purchase Agreement dated December 2, 1992, Gannett Co., Inc. ("Gannett"), so long as it owns at least 500,000 shares of the Company's Common Stock, has the right to cause the Company to include one person designated by Gannett in the slate of nominees recommended for election as director. The Company is required to use its best efforts to cause such designee to be elected as a director, and David B. Lockton has agreed to vote his shares to cause such designee of Gannett to be elected to the Board of Directors. Gannett has advised the Company that it will not exercise any rights it has under the 1992 Agreement to designate a person to be elected to the Company's Board of Directors at the annual meeting.

(5) Pursuant to a certain voting agreement, each of the parties to a certain settlement agreement agreed to vote their shares issued in such agreement as directed by a committee (except for matters relating to David Lockton and certain major transactions of our company), which will currently consists of John Bohrer, William H. Greene and Bruce Bauer. This agreement does not provide for any other joint action by the parties thereto. The parties to the voting agreement disclaim beneficial ownership of shares owned by other parties thereto, and the committee disclaims beneficial ownership of all of the shares subject to the voting agreement.

(6) David Lockton is claiming ownership of options to purchase 2,250,000 shares. He claims that one option granted in October of 1994 gave him the right to purchase 450,000 shares that may be acquired upon exercise of stock options that are currently exercisable and a second option granted as of November 3, 1995 gave him the right to purchase 1,800,000 shares that may be acquired upon exercise of stock options that are currently exercisable. We dispute the ownership and validity of these options. Trial on these matters is set for May 8, 2000 in U.S. Bankruptcy Court. We have no knowledge regarding Lockton's ownership of any other shares.

(7) Includes (i) 100,500 shares of Common Stock acquired prior to October 27, 1995; (ii) 150,000 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable pursuant to an option grant on October 27, 1995 at an exercise price of $0.09 per share; and (iii) 900,000 shares that may be acquired upon exercise of stock options that are currently exercisable pursuant to an option grant on June 14, 1998 at an exercise price of $0.21 per share.

(8) Includes (i) 150,000 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable pursuant to an option grant on August 17, 1999 at an exercise price of $0.09 per share;
       (ii) 22,850 shares of Common Stock acquired prior to October 27, 1995;. 5,000 shares of Common Stock acquired on May 14, 1998; and (iii) 50,000 shares of Common Stock acquired on August 17, 1999. Mr. Bohrer disposed of 5,000 shares of Common Stock on September 18, 1999.

(9) Includes (i) 25,000 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable pursuant to an option grant on February 26, 1999 at an exercise price of $0.42 per share; and (ii) 50,000 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable pursuant to an option grant on May 14, 1999 at an exercise price of $0.77 per share.

(10) Includes (i) 12,500 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable pursuant to an option grant on February 26, 1999 at an exercise price of $0.42 per share; and (ii) 50,000 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable pursuant to an option grant on May 14, 1999 at an exercise price of $0.77 per share.

(11) Includes 100,000 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable within 60 days of March 1, 2000.

(12) Includes 2,337,500 shares of Common Stock that may be acquired upon exercise of stock options that are exercisable within 60 days of March 1, 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GANNETT AGREEMENTS

         We entered into a stock purchase agreement with Gannett and David B. Lockton, dated December 2, 1992, as amended (the "Gannett Agreement"). Under the Gannett Agreement, we sold 1,000,000 shares of common stock to Gannett at a price of $5.00 per share. The shares sold to Gannett were subject to adjustment for certain dilutive issuances of securities by us and an aggregate of 1,196,666 shares of common stock have been issued to Gannett pursuant to such anti-dilution provisions (which have since expired). Under the Gannett Agreement, Gannett has the right to cause us to include in the slate of nominees recommended by our board of directors or management to shareholders for election as directors at each annual meeting of shareholders one person designated by Gannett. We are required to use our best efforts to cause any common stock for which our management or directors hold proxies, or are otherwise entitled to vote, to be voted in favor of the election of such designee. In addition, Mr. Lockton is required to vote all shares of common stock owned by him in favor of such designee. Gannett has advised us that it does not choose to exercise its right to designate a director at this time. Under the Gannett Agreement, we have also agreed, inter alia, to coordinate with Gannett in developing and marketing certain electronic news services and to provide Gannett with a right of first refusal to participate exclusively in a partnership or joint venture with us in doing so. While we have assumed our obligations under the Gannett Agreement, we has no present plans that would involve the types of business activities contemplated by that agreement.

         The Gannett Agreement also provided Gannett with certain rights with respect to the registration of its shares of our common stock under the Securities Act of 1933, as amended (the "Securities Act"). Under the agreement, if we propose to register any of the securities under the Securities Act, either for our own account or for the account of other security holders exercising registration rights, Gannett is entitled to notice of such registration and is entitled to include shares of such common stock therein. These rights are subject to certain conditions and limitations, among them the right of the underwriters of a registered underwritten offering to limit the number of shares included in that registration. In addition, Gannett has the right to demand that we file a registration statement under the Securities Act at our expense with respect to its shares of common stock, and we are required to use our best efforts to effect such registration, subject to certain conditions and limitations, including our right not to effect a requested registration within three months following an offering of its securities. Gannett may also require us to file registration statements on Form S-3 when such registration form is available to us. We are generally obligated to pay all expenses incurred in connection with such registrations, except for underwriting discounts, selling commissions and stock transfer taxes.

OTHER AGREEMENTS

         We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify our directors and executive officers to the fullest extent permitted by California law.

         All future transactions between us and our executive officers, directors, principal stockholders and affiliates will be approved by a majority of our board of directors, including a majority of the disinterested, non-employee directors on our board of directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                                   PROPOSAL 4

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Marc Lumer & Company served as our independent public accountants for fiscal year 1999. As a matter of corporate policy, our board of directors is asking our shareholders to ratify the selection of Marc Lumer & Company as our independent public accountants for the fiscal year ending December 31, 2000.

         In the event our shareholders fail to ratify the appointment of Marc Lumer & Company as our independent public accountants, our board of directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, our board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our board determines that the change would be in our best interests and the best interests of our shareholders.

         A representative of Marc Lumer & Company is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

         On May 26, 1999, we filed a Form 8-K Report announcing that Interactive Network and KPMG LLP have each decided that it was in our best interest that KPMG LLP, our former independent accountants engaged to audit the Registrant's financial statements, be replaced with an accountant more suitable to our current budgetary needs. This decision was made for Interactive Network by Bruce Bauer, our chief executive officer, and ratified by the executive committee of our board of directors.. KPMG LLP's resignation was effective on May 20, 1999. On March 3, 2000, we engaged Marc Lumer & Company as our independent public accountants for the fiscal year ended December 1999.

         As is required by disclosure rules of the Securities and Exchange Commission, we must state any qualification in KPMG LLP's opinion for either of the last two years. KPMG LLP did state in its opinion for fiscal years ended December 31, 1998 and 1997 that certain contingencies described in its opinion and the uncertainties inherent in the bankruptcy process to which we were then subject raised substantial doubts about our ability to continue as a going concern. The following contingencies were referred to in KPMG LLP's opinion as the basis for its opinion, namely, our ability to: (1) formulate an acceptable plan of reorganization that will be confirmed by the Bankruptcy Court, and be able to fully implement that plan in compliance with a certain settlement agreement; (2) settle the claims of unsecured creditors within available cash resources as currently contemplated by our management; (3) develop an appropriate business plan and strategic direction for our planned future operations after reorganization, including conservation of available capital and working capital as we seek to further develop and exploit our patent portfolio;
(4) confirm the availability of net operating tax losses after reorganization; and (5) generate adequate sources of working capital and other liquidity as necessary to meet future obligations. Subsequent to the issuance of KPMG LLP's opinion, the contingencies referred to in its opinion were resolved as follows:
(1) the U.S. Bankruptcy Court confirmed our plan of reorganization under Chapter 11 of the Bankruptcy Act; (2) we consummated that certain settlement agreement with our senior secured creditors, as a result of which $38.4 million in principal and accrued interest of our senior secured debt was converted at $5.00 per share into 7,814,588 shares of our common stock, clear title to our patent portfolio and other assets was returned to us, and the senior secured creditors paid $10.3 million to us; (3) we began paying allowed claims of unsecured creditors in full and setting aside a reserve for claims we expect to contest within available cash resources; (4) we began to implement our business plan for developing and exploiting our patent portfolio, including the joint license agreement which is the subject of proposal one to this proxy statement; and (5) we believe we currently have adequate working capital to meet our obligations, based on our current business plan. We intend to undertake steps to calculate our available net operating tax losses. There were no disagreements in the two most recent fiscal years with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. We have authorized KPMG LLP to respond fully to the inquiries of Marc Lumer & Company, its successor accountant. There were no "reportable events" (as defined in Item 304 of Regulation S-K) in our two most recent fiscal years.

         KPMG LLP's letter to the Securities and Exchange Commission, dated May 26, 1999, in response to our disclosure in the Form 8-K Report, filed on May 26, 1999, relating to KPMG LLP's resignation is attached as Attachment C.



REQUIRED VOTE

         The approval of the ratification of the selection of Marc Lumer & Company as our independent public accountants for the fiscal year ended December 31, 2000 requires the affirmative vote of the holders of a majority of the shares of our common stock voting by proxy or in person at the annual meeting. Shareholders abstaining from voting on this proposal will be counted for purposes of determining a quorum, but will not be counted for purposes of calculating the vote with respect to this proposal. If a broker returns a "non-vote" proxy as to this proposal, including a lack of authority to vote on this proposal, then the "broker non-vote" proxy will not be considered as present or voting with respect to this proposal.

RECOMMENDATION OF THE BOARD

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF MARC LUMER & COMPANY AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                 OTHER BUSINESS

         Our board of directors is not aware of any other matter which may be presented for action at the annual meeting. Should any other matter requiring a vote of the shareholders arise, the enclosed proxy card gives authority to the persons listed on the proxy card to vote at their discretion in our best interests.

                              SHAREHOLDER PROPOSALS


         Proposals of shareholders that are intended to be presented at our annual meeting of shareholders for the fiscal 2001 year must be received by February 5, 2001, in order to be included in the proxy statement and proxy relating to that meeting. The deadline for submitting a shareholder's proposal that will not be included in the proxy statement and form of proxy for our 2001 Annual Meeting but nonetheless will be eligible for consideration is April 21, 2001.



                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The selected financial data is contained in the Annual Report on Form 10-K for the fiscal year ended 1999 filed with the Commission on April 14, 2000 and in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the Commission on May 15, 2000, and both reports are incorporated herein by reference.



                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ Bruce W. Bauer
                                   Bruce W. Bauer
                                   CHAIRMAN OF THE BOARD, PRESIDENT AND
                                   CHIEF EXECUTIVE OFFICER


Dated:  June 5,  2000

                      THIS PROXY IS SOLICITED ON BEHALF OF
               THE BOARD OF DIRECTORS OF INTERACTIVE NETWORK, INC.
                   FOR THE ANNUAL MEETING OF THE SHAREHOLDERS
                           TO BE HELD ON JUNE 30, 2000

         The undersigned shareholder of INTERACTIVE NETWORK, INC., a California corporation, hereby acknowledges receipt of the notice of the annual meeting of INTERACTIVE NETWORK, INC. and the proxy statement, each dated June 5, 2000, and hereby appoints Bruce W. Bauer and Dr. Robert Brown or any one of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting to be held on June 30, 2000 at 10:00 a.m., local time, at San Mateo Marriott, 1770 South Amphlett Boulevard, San Mateo, California 94402, and at any adjournment or postponement thereof, and to vote all shares of the common stock of INTERACTIVE NETWORK, INC., which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.


         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS SET FORTH BELOW, AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AND A SEPARATE LETTER TO SHAREHOLDERS FROM BRUCE W. BAUER, DATED JUNE 5, 2000, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


         1. APPROVE THE EXCLUSIVE LICENSE GRANT OF INTERACTIVE NETWORK'S PATENTS TO TWIN ENTERTAINMENT IN THE TERRITORY PURSUANT TO THE JOINT VENTURE LICENSE AGREEMENT, DATED AS OF JANUARY 31, 2000:

         _____    FOR               _____     AGAINST           _____    ABSTAIN



         2. APPROVE THE AMENDMENT TO INTERACTIVE NETWORK'S 1999 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER:


         _____    FOR               _____     AGAINST           _____    ABSTAIN



         3. ELECTION OF DIRECTORS:

    _____    FOR all nominees listed below        _____    WITHHOLD AUTHORITY to vote for all
             (except as indicated)                         nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.


         Bruce W. Bauer
         John J. Bohrer
         William H. Green
         William L. Groeneveld

         4. RATIFY THE APPOINTMENT OF MARC LUMER & COMPANY AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF INTERACTIVE NETWORK FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000:


         _____    FOR               _____     AGAINST           _____    ABSTAIN



                                       DATED:  _____________________, 2000


                                       _________________________________________
                                       Signature


                                       _________________________________________
                                       Signature

                                       This Proxy should be marked, dated and
                                       signed by the shareholder(s) exactly as
                                       his or her name appears hereon, and
                                       returned promptly in the enclosed
                                       envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.